UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 000-26966
Date of Report: December 4, 2007

ADVANCED ENERGY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	84-0846841
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525
(Address of principal executive offices)
(970) 221-4670
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On December 4, 2007, the Board of Directors of Advanced Energy Industries, Inc. (the “Company”) amended Section 34, 35 and 36 of Article VII of the Company’s Bylaws to clarify the authority to issue uncertificated shares of the Company’s stock and the procedures relating to the transfer of shares of the Company’s common stock. The ability to issue uncertificated shares allows the Company’s securities to be eligible for the direct registration system as required by Nasdaq Stock Market regulations effective January 1, 2008. The direct registration system, or “DRS”, allows an investor’s ownership to be recorded directly on the books of the issuer or the issuer’s transfer agent, without the need for the investor to hold a physical certificate.
The Amendment to the Company’s Bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Bylaws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.
Date: December 5, 2007
/s/ Lawrence D. Firestone
Lawrence D. Firestone
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to the Bylaws of the Company.